EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

                             AUGUSTA PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated November 22, 2002


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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
          RECEIVED BY THE  PARTNERSHIP  BY, 12:00  MIDNIGHT,  EASTERN  TIME,  ON
           FRIDAY, DECEMBER 20, 2002, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------


        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                                    PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                               Attn: Karl Garrett


                           For additional information:

                              Phone: (888) 697-9661
                                     (866) 306-0232

                               Fax:  (302) 791-3105
                                     (302) 793-8132

Augusta Partners, L.P.


Ladies and Gentlemen:

          The undersigned hereby tenders to Augusta Partners, L.P. (the "Partnership"), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the partnership interest in the Partnership ("Interest" or "Interests" as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 22, 2002, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PARTNERSHIP TO REJECT ANY AND ALL TENDERS DETERMINED BY THE PARTNERSHIP, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

          The undersigned hereby sells to the Partnership the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Partnership will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

          The undersigned recognizes that under certain circumstances set forth in the Offer, the Partnership may not be required to purchase any of the Interests or portions thereof tendered hereby.

          Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account at CIBC World Markets Corp. ("CIBC WM"), as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, CIBC WM may subject such withdrawal to any fees that CIBC WM would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the tendering partner in the sole discretion of the Individual General Partners of the Partnership.)

          A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC WM. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account with CIBC WM and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Partnership as of December 31, 2002, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Partnership's financial

Augusta Partners, L.P.


statements for calendar year 2002, which is anticipated to be completed not later than 60 days after December 31, 2002, the Partnership's fiscal year end, and will be paid within ten calendar days thereafter.

          All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Augusta Partners, L.P.


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
PFPC INC., ATTN:  KARL GARRETT; P.O. BOX 219, CLAYMONT, DE 19703
FAX:  (302) 791-3105 OR (302) 793-8132
FOR ADDITIONAL INFORMATION:  PHONE:  (888) 697-9661 OR (866) 306-0232

PART 1.  PARTNER INFORMATION:


         Name of Partner:
                               -------------------------------------------------

         Social Security No.
         or Taxpayer
         Identification No.:
                               -------------------------------------------------

            Telephone Number:  (    )
                               -------------------------------------------------

PART 2.   AMOUNT OF INTEREST IN THE PARTNERSHIP BEING TENDERED:

          [ ]      Entire partnership interest.

          [ ] Portion of partnership interest expressed as a specific dollar value. (A minimum interest with a value greater than:
                   (a) $150,000, net of the incentive allocation if any or net of the tentative incentive allocation if any; or (b) the tentative incentive allocation, if any, must be maintained (the "Required Minimum Balance").)*

                                        $ -------------

          [ ] Portion of partnership interest in excess of the Required Minimum Balance.

                   *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Partnership may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3.  PAYMENT.

         CASH PAYMENT

         Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to the undersigned's brokerage account, upon a withdrawal of this cash payment from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)



Augusta Partners, L.P.


         PROMISSORY NOTE

         The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at CIBC WM, and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.

PART 4.   SIGNATURE(S).

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
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FOR INDIVIDUAL INVESTORS                         FOR OTHER INVESTORS:
AND JOINT TENANTS:


--------------------------------------------     --------------------------------------------
Signature                                        Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


--------------------------------------------     --------------------------------------------
Print Name of Investor                           Signature
                                                 (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                  ON SUBSCRIPTION AGREEMENT)


--------------------------------------------     --------------------------------------------
Joint Tenant Signature if necessary              Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


--------------------------------------------     --------------------------------------------
Print Name of Joint Tenant                       Co-signatory if necessary
                                                 (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
                                                  ON SUBSCRIPTION AGREEMENT)


                                                 --------------------------------------------
                                                 Print Name and Title of Co-signatory

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

Date:
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                                       C-5